UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

WARBURG PINCUS CAPITAL CORPORATION I-A

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40171	98-1572641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	WPCA.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	WPCA	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	WPCA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2021, Warburg Pincus Capital Corporation I-A (the “Company”) announced the appointment of Alison Rand as a new director of the Company. Ms. Rand has been appointed to serve on the audit committee and the nominating committee of the Company, with such appointment effective upon her becoming a director of the Company.

Ms. Rand serves as Executive Vice President and Chief Financial Officer of Primerica (NYSE: PRI) a leading provider of financial services to middle income households throughout North America. Ms. Rand is a member of Primerica’s Executive Team and as Chief Financial Officer is responsible for all aspects of Primerica’s finance and accounting functions, treasury, capital management, tax, and investor relations. Ms. Rand began her career at Primerica in 1995 responsible for financial reporting and later focused on business strategy and development before being named CFO in 2000. In 2010, Ms. Rand successfully led Primerica’s Initial Public Offering on the NYSE and since then speaks regularly with current and potential investors to promote Primerica. Prior to joining Primerica, Ms. Rand was an auditor with KPMG LLP specializing in the insurance sector. Ms. Rand is the Chair of the board of directors of Cool Girls, Inc., Vice Chair of the Audit Committee of the University of Florida National Foundation board of directors and a member of the Executive Committee of the board of directors of Junior Achievement of Georgia. She also serves on the University of Georgia Terry College of Business Executive Education CFO Roundtable Advisory Board. Ms. Rand earned a Bachelor of Science in Accounting from the University of Florida and is a certified public accountant.

The board of directors of the Company has affirmatively determined that Ms. Rand meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Ms. Rand will not be compensated by the Company for her services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Ms. Rand is expected to enter into an indemnity agreement, registration and shareholder rights agreement and a letter agreement with the Company on the same terms as the indemnity agreements, registration and shareholder rights agreement and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2021

WARBURG PINCUS CAPITAL CORPORATION I-A

By:	/s/ Christopher H. Turner
Name:	Christopher H. Turner
Title:	Chairman and Chief Executive Officer